Exhibit 1.9

SELLING AGENT AGREEMENT

by and among

Prudential Financial, Inc.

and the

Agents named herein

April 29, 2005

April 29, 2005

To Incapital LLC and the Agents listed on the signature page hereto.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), proposes to issue and sell up to $2,000,000,000 aggregate principal amount at any one time outstanding of its Retail Medium-Term Notes, including those designated as InterNotes®, due one year or more from the date of issue (the InterNotes® alone are referred to herein as the “Notes”). It is understood that the Company may from time to time authorize the issuance and sale of additional amounts of the Notes and that such Notes may be issued and sold pursuant to the terms of this Agreement, all as though the issuance and sale of such Notes were authorized by the Company as of the date hereof. The Notes are to be issued pursuant to a senior debt securities indenture, dated as of April 25, 2003, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as amended to designate the Trustee for the Notes by a supplemental indenture, dated as of March 25, 2004 (as amended or supplemented from time to time, the “Indenture”), between the Company and Citibank, N.A. as Trustee (the “Trustee”). The Company’s InterNotes® and its Retail Medium-Term Notes constitute a single series of debt securities under the Indenture. The terms of the Notes are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agent of the Company (each, an “Agent” and together, the “Agents”) for the purpose of soliciting offers to purchase Notes and each of you hereby agrees to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the “Purchasing Agent”) and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section IV hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase as principal. The Company reserves the right to enter into agreements substantially similar hereto with other agents and in particular, it is understood that the Company has entered into a similar agreement dated as of April 29, 2005 with respect to its Retail Medium-Term Notes.

I.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File Nos. 333-104444, 333-104444-01, 333-104444-02, 333-123240, 333-123240-01 and 333-123240-02) (including the exhibits thereto and as amended from time to time, the “Registration Statement”) that included a base prospectus which sets forth the general terms of the Notes (in the form in which it appears in the Registration Statement and

InterNotes® is a registered servicemark of Incapital Holdings LLC

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including any documents incorporated therein by reference, the “Basic Prospectus”). Under the Registration Statement, the Notes may be offered from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Basic Prospectus and prospectus supplement, dated as of the date hereof, relating to the Notes, filed pursuant to Rule 424 under the Securities Act, including all documents incorporated therein by reference, as from time to time amended or supplemented, including any Pricing Supplement (as defined herein), are referred to herein as the “Prospectus.”

II.

The Agents’ obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained, and to the following additional conditions:

(a) On the date hereof, the Agents shall have received the favorable opinion or opinions, dated the date hereof, of corporate counsel for the Company reasonably satisfactory to the Agents, in form and scope reasonably satisfactory to the Agents, to the following effect:

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey. The Company has power and authority, corporate and other, to own its properties and to conduct its business as described in the Prospectus, as amended and supplemented, and to enter into and perform its obligations under this Agreement, any applicable Terms Agreement, the Indenture and the Notes.

(2) Prudential Holdings, LLC has been duly organized and is an existing limited liability company in good standing under the laws of the State of New Jersey; and (B) The Prudential Insurance Company of America has been duly organized and is a validly existing stock life insurance company in good standing under the laws of the State of New Jersey.

(3) To the extent that each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each such subsidiary has been duly incorporated and is an existing Japanese kabushiki kaisha in good standing under the laws of Japan.

(4) This Agreement has been duly authorized, executed and delivered by the Company, and any applicable Terms Agreement has been duly authorized by the Company. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or

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affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(5) The issuance and sale of the Notes have been authorized by the Company. When executed, authenticated and delivered in accordance with the provisions of this Agreement, any applicable Terms Agreement, and the Indenture against payment of consideration therefor, the Notes will have been duly executed and delivered by, and will constitute valid and binding obligations of, the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(6) Such counsel does not know of any litigation or governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be described in the Prospectus, as amended or supplemented, and is not so described; and no legal or governmental proceeding is pending or, to such counsel’s knowledge, is currently being threatened challenging the offering of the Notes that would be required to be described in the Prospectus, as amended or supplemented, and is not so described.

(7) No authorization, decree, approval, consent, order, registration or qualification of or with any court or governmental authority, agency or official is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture, any applicable Terms Agreement or the Notes, or in connection with the offering, issuance or sale of the Notes or the consummation of any of the transactions contemplated therein, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities or “Blue Sky” laws (as to which such counsel need express no opinion).

(8) The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, and the consummation by the Company of the transactions contemplated herein and therein, and the compliance by the Company with its obligations hereunder and thereunder, will not result in a breach of, or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument known to such counsel (after due inquiry and investigation) to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or any New York, New Jersey or United States federal statute or law or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its properties, except to the extent that such breach, default or violation would not have individually or in the aggregate, a material adverse effect on the business, management,

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financial position, shareholders’ equity or results of operations (in each case considered on a U.S. generally accepted accounting principles (“GAAP”) basis) of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”); provided, however, that, for purposes of this opinion (8), such counsel need not express any opinion with respect to federal and state securities laws, other antifraud laws and fraudulent transfer laws.

(9) (A) To such counsel’s knowledge, each of the Company, and, to the extent that each of the following entities is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each of Prudential Holdings, LLC and The Prudential Insurance Company of America is registered in all capacities with each federal, state, local or other governmental authority and is registered with, a member of, or a participant in, each self-regulatory organization, in each case, as is necessary to conduct its business as described in or contemplated by the Prospectus except as set forth in the Prospectus, except where failure to be so registered would not have, individually or in the aggregate, a Material Adverse Effect; (B) to such counsel’s knowledge, all such registrations and memberships are in full force and effect and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registrations or memberships, except as set forth in the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) to such counsel’s knowledge, each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registrations or memberships, as the case may be, except as set forth in the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect.

(10) To such counsel’s knowledge, and, to the extent that each of the following entities is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is registered with the Japanese Financial Supervisory Authority; (B) such registration is in full force and effect and neither The Gibraltar Life Insurance Company, Ltd. nor The Prudential Life Insurance Company, Ltd. has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registration, except as set forth in the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registration, except as set forth in the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect.

(11) The statements set forth under the heading “Description of the Notes” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions.

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In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of New Jersey and New York; that, insofar as such opinion involves factual matters, such counsel has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be responsible; and that such counsel has assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the form thereof examined by such counsel (or members of the Company’s legal department acting under such counsel’s supervision), that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized signatories and that the signatures on all documents examined by such counsel (or members of the Company’s legal department acting under such counsel’s supervision) are genuine (assumptions that such counsel has not independently verified). In addition, such counsel may state that such counsel has examined, or has caused members of the Company’s legal department to examine, such corporate and partnership records, certificates and other documents, and such questions of law as such counsel has considered necessary or appropriate for the purposes of such opinion.

Such counsel shall also state: (i) that the Registration Statement, as of its effective date, and the Prospectus, as amended or supplemented as of the date thereof (or, if such opinion is being delivered in connection with the purchase of Notes by any Agent as principal pursuant to Section VII(c) hereof, at the date of the applicable Terms Agreement and the date of delivery of such Notes (the “Settlement Date”) with respect thereto, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (ii) that nothing that came to such counsel’s attention in the course of the Company’s review has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, as of the date thereof or as of the date of the applicable Terms Agreement and as of the Settlement Date with respect thereto, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may also state that to the extent any of the opinions of this Section II(a) involve (i) New Jersey law, such counsel has relied with the Agents’ permission on the opinion of Susan L. Blount, Senior Vice President and General Counsel of the Company, addressed to the Agents and (ii) Japanese law, such counsel has relied with the Agents’ permission on the opinions of Jonathan S. Malamud, Corporate Vice President and Chief Legal Officer of each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd., addressed to the Agents. Such counsel may also state that to the extent any of the opinions of this Section II(a) involve New York law, such counsel has relied with the Agents’ permission on the opinion of either Brian J. Morris, Vice President and Corporate Counsel of the Company, or Stephen W. Gauster, Vice President and Corporate Counsel of the Company, each of whom is admitted to practice law in the State of New York, addressed to the Agents. Such counsel may also state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, as amended or supplemented (except to the extent expressly set forth in paragraph (10) above). Such counsel may state that he does not

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express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus, as amended or supplemented.

(b) On the date hereof, the Agents shall have received the favorable opinion, dated the date hereof, of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, in form and scope reasonably satisfactory to the Agents, with respect to the validity of the Indenture, the Notes, the Registration Statement and the Prospectus and other related matters as such Agent or Agents may reasonably request.

(c) On the date hereof, the Agents shall have received a certificate of the President or any Vice President and the Treasurer or any Assistant Treasurer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus, there has not been any material change in the stockholders’ equity or long-term debt of the Company (other than as a result of the sale of (A) Notes and the Company’s Retail Medium-Term Notes, (B) notes issued pursuant to the Company’s Medium-Term Note Program or Euro Medium-Term Note Programme or (C) notes issued pursuant to the Commercial Paper Program of Prudential Funding, LLC) or any material adverse change, or any development which will involve a prospective material adverse change, in or affecting the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as a whole; (ii) the representations and warranties of the Company contained in Section VI hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate; (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied in connection with the performance of its obligations hereunder at or prior to the date of such certificate; and (iv) no Event of Default (as defined in the Indenture), or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

(d) On the date hereof, each Agent shall have received from PricewaterhouseCoopers LLC a letter in form and substance satisfactory to the Agents, dated as of the date hereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

(e) On or prior to the time any Agent purchases Notes pursuant to a Terms Agreement: (i) there shall not have been any litigation or proceeding threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes; (ii) there shall not have occurred, since the date of the Terms Agreement, any downgrading nor shall any notice have been given of (A) any downgrading, (B) any intended or potential downgrading or (C) any review or possible change with possible negative implications in the rating accorded any debt security or preferred stock of the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; (iii) there shall not have been since the respective dates as to which information is given in the Prospectus, any material decrease in the stockholders’ equity of the Company or any material increase in the consolidated long-term debt of the Company (other than as a result of the sale of (A) Notes and the Company’s Retail Medium-Term Notes, (B) notes issued pursuant to the Company’s Medium-Term Note Program or Euro Medium-Term Note Programme or (C) notes issued pursuant to the

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Commercial Paper Program of Prudential Funding, LLC) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, in each case other than as set forth in the Prospectus, the effect of which in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the purchase by any Agent of Notes from the Company on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Prospectus; (iv) (A) trading generally shall not have been suspended or materially limited on the New York Stock Exchange, the National Association of Securities Dealers, Inc. or in the over-the-counter market in debt securities, (B) trading of any securities of or guaranteed by the Company shall not have been suspended or materially limited on the New York Stock Exchange, the National Association of Securities Dealers, Inc. or in any over-the-counter market in debt securities, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal, New York State or New Jersey authorities nor shall a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction have occurred, or (D) there shall not have occurred any outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or any other calamity or crisis involving the United States or any change in national or international financial, political or economic conditions or currency exchange rates or controls that, in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the purchase by any Agent of Notes from the Company on the terms and in the manner contemplated in the Prospectus at the time an offer to purchase was solicited or at the time such offer to purchase was made; and (v) no Event of Default, or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

III.

The Company covenants and agrees with each Agent as follows:

(a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any prospectus supplement or, except as provided below, any pricing supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), copies of which filings, in the case of quarterly reports on Form 10-Q and annual reports on Form 10-K, the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any pricing supplement that merely sets forth

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the terms or a description of particular Notes (each a “Pricing Supplement”) shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each prospectus supplement and Pricing Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will use its reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

If any event shall occur or condition shall exist as a result of which the Prospectus, in the opinion of counsel for the Agents or counsel for the Company, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of any such counsel it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company shall prior to the acceptance of any offer to purchase Notes prepare and, subject to this Section III(a), cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, in form and substance satisfactory to counsel for the Agents, that corrects such untrue statement or omission or effects such compliance and shall furnish such amended or supplemented Prospectus to the Agents in such numbers as they may require.

(b) Reasonably in advance of each time any annual report of the Company filed under the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Notes to such Agent as principal pursuant to a written Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section II(b) hereof.

(c) The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as

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the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(d) Between the date of any Terms Agreement and the Settlement Date with respect thereto, and if agreed to by the applicable Agent or Agents and the Company, the Company will not, without the prior written consent of each such Agent, directly or indirectly, sell, offer to sell, or enter into any agreement to sell, any debt securities of the Company which are substantially similar to the Notes that are to be sold pursuant to such Terms Agreement. Any notes sold under the Company’s Medium-Term Note Program or Euro-Medium-Term Note Programme shall not be considered to be “substantially similar” to the Notes for purposes of the immediately preceding sentence.

(e) The Company shall make generally available to its security holders as soon as practicable, but in any event not later than 90 days after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

(f) The Company shall not be required to comply with the provisions of subsections (a) or (b) of this Section or the provisions of Section VII hereof during any period from the time that the Agents (i) shall have been notified (such notice to be confirmed in writing) by the Company to suspend solicitation of offers to purchase the Notes and (ii) shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall have notified the Agents (such notice to be confirmed in writing) of the Company’s determination that solicitation of purchases of the Notes should be resumed or any Agent shall subsequently purchase Notes from the Company as principal and the Company has subsequently delivered such documents required by Section VII.

(g) The Company will use the net proceeds received by it from the sale from time to time of Notes in the manner specified in the Prospectus under “Use of Proceeds”.

IV.

(a) Notes shall be purchased by each Agent as principal. The Agents shall offer the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be (which terms, unless otherwise agreed, may be agreed upon orally, with written confirmation prepared by such Agent or Agents and sent by facsimile to the Company). For the purpose of such sales the Agents will use the Prospectus, as then amended or supplemented, which has been most recently distributed to the Agents by the Company, and the Agents will

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offer and sell the Notes only as permitted or contemplated thereby and herein and will offer and sell the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include the agreement of one or more Agents to purchase Notes from the Company as principal.

The Company agrees to sell the Notes to the Purchasing Agent at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Exhibit A hereto; provided, however, that the Company and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate discount with respect to each sale of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or selected broker-dealers (the “Selected Dealers”) will share the above-mentioned discount in such proportions as they may agree.

(b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

V.

Each sale of Notes shall be made in accordance with the terms of this Agreement, the Procedures and a separate agreement in substantially the form attached as Exhibit C (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate basis (and whether such interest rate shall be fixed or floating) and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time, Settlement Date and place of delivery of and payment for such Notes, whether the Notes provide for a Survivor’s Option (as such term is defined in the Prospectus), whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company or the Purchasing Agent, the Agents are not authorized to appoint subagents or to engage the service of any other broker

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or dealer, other than the Selected Dealers, nor may any Agent reallow any portion of the discount paid to it.

VI.

The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(a) The Registration Statement has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect.

(d) Each of this Agreement and any other applicable Terms Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company

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and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; the Notes have been duly authorized by the Company and, when executed, authenticated and delivered in accordance with the provisions of this Agreement, any applicable Terms Agreement and the Indenture against payment therefor, will have been duly executed and delivered by, and will constitute valid and binding obligations of, the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; and the terms of the Indenture and the Notes in respect of which an offer to purchase has been accepted by the Company are in all material respects accurately described in the Prospectus.

(e) None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business that is, individually or in the aggregate, material to the Company and its subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material decrease in the capital or surplus of the Company, (i) there has been no decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than, in each case, as a result of the sale of (A) Notes and the Company’s Retail Medium-Term Notes, (B) notes issued pursuant to the Company’s Medium-Term Note Programs, or Euro Medium-Term Note Programme or (C) notes issued pursuant to the Commercial Paper Program of Prudential Funding, LLC) and (iii) there has been no material adverse change, or any development which will involve a prospective material adverse change, in or affecting the business, management, financial position, shareholders’ equity (in each case considered on a GAAP basis) or the financial strength ratings of the Company and its subsidiaries considered as a whole.

(f) The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, as the case may be, will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or the organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except to the extent that such a conflict, breach, default or violation would not have, individually or in the aggregate, a Material Adverse Effect.

12

(g) Neither the Company nor any of its subsidiaries is, or at any time of delivery of the Notes will be, in violation of its Amended and Restated Certificate of Incorporation or By-Laws or other organizational documents or instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

(h) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than as set forth in the Prospectus.

(i) No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, any applicable Terms Agreement, the Indenture or the Notes, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

(j) The Company is not, nor after giving effect to the transactions contemplated herein will be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(k) The obligations of the Company to pay the principal of and premium, if any, and interest on the Notes and any and all amounts that become due and payable under this Agreement constitute direct, unconditional and general obligations of the Company and rank and will rank pari passu in priority of payment with respect to all unsecured and unsubordinated indebtedness of the Company.

(l) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(m) The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, notes and supplemental information, set forth in the Prospectus, comply in all material respects with the requirements of the Securities Act and interpretations thereof and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments and except as described therein.

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VII.

The Company covenants and agrees with each Agent that:

(a) Each acceptance by the Company of an offer for the purchase of Notes and each delivery of Notes, shall be deemed to be an affirmation that the representations and warranties contained in this Agreement are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the applicable Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented at each such time).

(b) Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section IV(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the Commission of such document, the date requested by the Agents or the date of such sale, as the case may be, in form reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section II(c) hereof which were last furnished to the Agents are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section II(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c) Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only as may be required in connection with a sale pursuant to Section IV(a), the Company shall furnish or cause to be furnished forthwith, and in any case promptly upon request, to the Agent(s) and to counsel to the Agents the written opinion of counsel to the Company referred to in Section II(a), or other counsel reasonably satisfactory to the Agent(s), dated the date of filing with the Commission of such document, the date requested by the Agent(s) or the date of such sale, as the case may be, in form and scope reasonably satisfactory to the Agent(s), of the same tenor as the opinions referred to in Section II(a) (except that, in the case of any interim report filed on Form 10-Q or other document or annual report on Form 10-K filed under the Exchange Act, such opinions need not be rendered as to the good standing of the entities referred to in Sections II(a)(2) and (3) hereof or as to the matters referred to in Section II(a)(9) and (10) hereof), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

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(d) Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only as may be requested by the Agents in connection with a sale pursuant to Section IV(a), the Company shall furnish or cause their independent registered public accountants to furnish such Agents (i) in the case of a sale, a letter dated the date of such sale, in form reasonably satisfactory to the Agent(s), substantially in the form of the letter referred to in Section II(d) hereof, (ii) in the case of a filing of an Annual Report on Form 10-K, a letter in form reasonably satisfactory to the Agent(s), substantially in the form of the letter referred to in Section II(d) hereof, and (iii) in the case of a Quarterly Report on Form 10-Q, a review letter from such accountants in conformity with the requirements of Statement of Accounting Standards No. 100, but modified as necessary to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

VIII.

(a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any action or claim as to which it is entitled to indemnification hereunder as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus as so amended or supplemented in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein.

(b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement or Prospectus as so amended or supplemented in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by

15

the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section VIII is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents with respect to such Notes purchased under this Agreement, in each case

16

as set forth in Schedule A hereto. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to or placed by it with investors were offered to investors exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section VIII shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Agents under this Section VIII shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

IX.

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than five days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note

17

or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time at or prior to the Settlement Date relating thereto, if there shall have come to the attention of the Purchasing Agent or such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section IX, the term “Prospectus” means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

Any Terms Agreement shall be subject to termination in the absolute discretion of the Agents on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Sections VIII, XII and XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section IV and Section V shall also survive until the time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

X.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile, e-mail transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile, e-mail transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

If to the Company:

Prudential Financial, Inc.

Two Gateway Center

100 Mulberry Street, 5th Floor

Newark, NJ 07102-5096

Attention:	Debt Management Group
Facsimile:	973-802-5267 and 973-367-8509
Telephone:	800-628-3863

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or at such other address as any such party may designate from time to time by notice duly given to the other parties hereto in accordance with the terms of this Section X.

XI.

This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XII.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any federal or New York State court sitting in the County of New York, New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XIII.

Except as may otherwise be agreed by the Company, Banc of America Securities LLC and the Purchasing Agent, the Company will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company’s auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vi) the cost of providing CUSIP or other identification numbers for the Notes, (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; (viii) all reasonable expenses (including fees and disbursements of any counsel specifically engaged for Blue Sky purposes) in connection with “Blue Sky” qualifications, (ix) any fees charged by rating agencies for the rating of the Notes and (x) the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents, incurred in connection with the establishment of the program relating to the Notes, and any amendment or supplement to this Agreement, the Indenture, any Terms Agreement, the Registration Statement

19

or the Prospectus or the Notes and, if agreed to by the Company and the Purchasing Agent, any purchase of Notes by the Purchasing Agent as principal.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

PRUDENTIAL FINANCIAL, INC.

By:	/s/ C. Edward Chaplin
	Name:	C. Edward Chaplin
	Title:	Senior Vice President and Treasurer

Confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
Name: Lily Chang
Title: Principal

INCAPITAL LLC

By:	/s/ Joseph J. Novak
Name: Joseph J. Novak
Title: General Counsel and Secretary

A.G. EDWARDS & SONS, INC

By:	/s/ Joyce P. Opinsky
Name: Joyce P. Opinsky
Title: Vice President

21

BEAR, STEARNS & CO. INC.

By:	/s/ T. Kelley Millet
	Name:	T. Kelley Millet
	Title:	Senior Managing Director

CHARLES SCHWAB & COMPANY, INCORPORATED

By:	/s/ Peter J. Campfield
	Name:	Peter J. Campfield
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Carrie A. Marlalt
	Name:	Carrie A. Marlalt
	Title:	Vice President

EDWARD D. JONES & CO., L.P.

By:	/s/ Philip R. Schwab
	Name:	Philip R. Schwab
	Title:	General Principal

FIDELITY CAPITAL MARKETS, A DIVISION OF NATIONAL FINANCIAL SERVICE, LLC

By:	/s/ Michael Prucher
	Name:	Michael Prucher
	Title:	VP Syndicate

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Sabina Ceddia
	Name:	Sabina Ceddia
	Title:	Authorized Signatory

22

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Cecilia Park
	Name:	Cecilia Park
	Title:	Executive Director

MURIEL SIEBERT & CO., INC

By:	/s/ Nicholas P. Dermigny
	Name:	Nicholas P. Dermigny
	Title:	Executive Vice President Chief Operating Officer

SAMUEL A. RAMIREZ & CO., INC

By:	/s/ Lawrence F. Goldman
	Name:	Lawrence F. Goldman
	Title:	Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ John J. Walsh
	Name:	John J. Walsh
	Title:	Vice President/General Principal

RBC DAIN RAUSCHER INC.

By:	/s/ Paul Rich
	Name:	Paul Rich
	Title:	Managing Director

UBS FINANCIAL SERVICES, INC.

By:	/s/ James LeBlanc		By:	/s/ Karen Rockey
	Name:	James LeBlanc		Name:	Karen Rockey
	Title:	Senior Vice President		Title:	Senior Vice President

WACHOVIA SECURITIES, LLC

By:	/S/ GEORGE CURCI
	Name:	George Curci
	Title:	Senior Vice President

23

ANNEX A

AGENT CONTACT INFORMATION

Banc of America Securities LLC

40 West 57th Street

NY1-040-27-01

New York, NY 10019

Attention: Lily Chang

Tel: (646) 313-8798

Facsimile: (646) 313-4803

Incapital LLC

One North LaSalle Street

Suite 3500

Chicago, IL 60602

Attention: Brian Walker

Tel: (312) 379-3750

Facsimile: (312) 379-3701

A.G. Edwards & Sons, Inc

One North Jefferson Avenue

St. Louis, MO 63103

Attention: Joyce Opinsky

Tel: (314) 955-4098

Facsimile: (314) 955-4951

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, NY 10179

Attention: Daniela Bennett/David Bradley

Tel: (212) 272-5017/5379

Facsimile: (212) 272-6227

Charles Schwab & Co., Inc.

345 California Street, 19th Floor (19-115)

San Francisco, CA 94104

Attention: Peter Campfield

Tel: (415) 667-5072

Facsimile: (415) 667-5087

Citigroup Global Markets Inc.

390 Greenwich Street, 4th Floor

New York, NY 10013

Attention: Peter Aherne

Tel: (212) 723-6104

Facsimile: (212) 723-8670

Edward D. Jones & Co., L.P.

12555 Manchester Road

Des Peres, MO 63131

Attention: Phil Schwab

Tel: (314) 515-3344

Facsimile: (314) 515-3502

Fidelity Capital Markets, a division of National Financial Services, LLC

200 Seaport Blvd.

Boston, MA 02210

Mail Zone: Z2H

Attention: Blake Shepard

Tel: (617) 563-0800

Facsimile: (617) 692-4933

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

15th Floor

New York, NY 10080

Attention: Scott Primrose

Tel: (212) 449-7476

Facsimile: (212) 449-2234

Morgan Stanley & Co. Incorporated

1585 Broadway, 2nd Floor

New York, NY 10036

Attention: Harold Hendershot

Tel: (212) 761-1890

Facsimile: (212) 507-2409

Muriel Siebert & Co.

885 3rd Avenue

#1170

New York, NY 10022

Attention: Chris Myer

Tel: (212) 644-2466

Facsimile: (212) 486-2784

Samuel A. Ramirez & Co., Inc.

61 Broadway

Suite 2924

New York, NY 10006

Attention: Justin Kelly

Tel: (212) 248-3883

Facsimile: (212) 248-0528

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Attention: Eva Skibicki

Tel: (727) 567-1277

Facsimile: (727) 567-8090

RBC Dain Rauscher, Inc.

1211 Avenue of the Americas

Suite 3201

New York, NY 10036

Attention: Adam F. Molino

Tel: (212) 703-6320

Facsimile: (212) 703-6384

UBS Financial Services, Inc.

299 Park Avenue

New York, NY 10171

Attention: James LeBlanc (Corporate Desk)

Tel: 201-352-7150

Facsimile: 201-352-6969

Wachovia Securities, LLC

901 E. Byrd Street

West Tower, 3rd Floor

Richmond, VA 23219

Attention: George J. Curci

Tel: (804) 868-2205

Facsimile: (804) 868-2296

EXHIBIT A

CONCESSION SCHEDULE

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.200%
18 months to less than 24 months	0.300%
24 months to less than 30 months	0.400%
30 months to less than 42 months	0.625%
42 months to less than 54 months	0.750%
54 months to less than 66 months	1.000%
66 months to less than 78 months	1.100%
78 months to less than 90 months	1.200%
90 months to less than 102 months	1.300%
102 months to less than 114 months	1.400%
114 months to less than 126 months	1.500%
126 months to less than 138 months	1.600%
138 months to less than 150 months	1.700%
150 months to less than 162 months	1.800%
162 months to less than 174 months	1.900%
174 months to less than 186 months	2.000%
186 months to less than 198 months	2.100%
198 months to less than 210 months	2.200%
210 months to less than 222 months	2.300%
222 months to less than 234 months	2.400%
234 months to 358 months	2.500%
359 months or greater	3.150%

Exh A-1

EXHIBIT B

Prudential Financial, Inc.

$2,000,000,000

INTERNOTES®

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

InterNotes®, due one year or more from date of issue (the “Notes”) may be offered on a continuing basis by Prudential Financial, Inc. (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”), Banc of America Securities LLC, A.G. Edward & Sons, Inc, Bear, Stearns & Co. Inc., Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Muriel Siebert & Co., Samuel A. Ramirez & Co., Inc, Raymond James & Associates, Inc., RBC Dain Rauscher Inc., UBS Financial Services, Inc., and Wachovia Securities, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) attached to the Selling Agent Agreement as Exhibit E. The Notes have been registered with the Securities and Exchange Commission (the “Commission”). Citibank, N.A. is the trustee (the “Trustee”) under the indenture, dated as of April 25, 2003, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) as amended to designate the Trustee for the Notes by a supplemental indenture, dated as of March 25, 2004 (as amended or supplemented from time to time, the “Indenture”), between the Company and the Trustee, covering, among other debt securities, the Notes. Pursuant to the terms of the Indenture, Citibank, N.A. also will serve as authenticating agent, issuing agent and paying agent.

Unless otherwise agreed by the Agents and the Company, Notes will be purchased by the Purchasing Agent as principal as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agents and mailed, facsimiled or e-mailed to the Company).

Unless otherwise agreed by the Agents and the Company, the Notes will be issued in book-entry form only (each, a “Book-Entry Note”) and represented by a fully registered master global note without coupons (each, a “Master Global Note”) held by the Trustee, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Notes

InterNotes® is a registered servicemark of Incapital Holdings LLC

Exh B-1

issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or information set forth in the Prospectus (as defined in the Selling Agent Agreement) and the Pricing Supplement (together referred to herein as the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the information set forth in Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, (the “Securities Act”), or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated March 25, 2004, as made applicable to the Notes by a Bring-Down Letter of Representations from the Company and the Trustee to DTC, dated April 29, 2005 and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated October 31, 1988 and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified (i) in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent and (ii) if the Notes are sold outside of the United States, as agreed to by the Company, the Trustee and the Purchasing Agent. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than one year after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Book-Entry Notes will be represented initially by a single Master Global Note in fully registered form without coupons.

Exh B-2

The Master Global Note will be dated and issued as of the date of its authentication by the Trustee. The Master Global Note will not represent any Note in certificated form.

Identification Numbers:	The Company has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to the Book-Entry Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Book-Entry Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, the Master Global Note will be issued only in fully registered form without coupons. The Master Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exh B-3

Consolidation and Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Book-Entry Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for such Book-Entry Notes shall be consolidated; and (c) a new CUSIP number, obtained from the Company, to be assigned to such consolidated Book-Entry Notes. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such consolidation will occur on such date. Prior to the specified consolidation date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such consolidation date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be consolidated will no longer be valid. On the specified consolidation date, the Trustee will consolidate on its records such Book-Entry Notes as a single Book-Entry Note bearing the new CUSIP number and dated the last Interest Payment Date to which interest has been paid on the underlying Book-Entry Notes, and the CUSIP numbers of the consolidated Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Denominations:	Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in multiples of $1,000).

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:	General. Each Note will bear interest at either a fixed rate or a floating rate. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date (provided that, in the case of Floating Rate Notes which reset daily or weekly, interest payments will include accrued interest to and including the Regular Record Date immediately preceding the Interest Payment Date) or the date of Maturity (other than a

Exh B-4

Maturity Date of a Fixed Rate Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month) or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day, except that in the case of a Floating Rate Note for which the interest rate basis is LIBOR, if such business day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding business day, and no interest shall accrue as a result of any such delayed payment.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s Corporation.

Each Note will bear interest from, and including, its Issue Date at the rate, or in accordance with the interest rate basis, set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full.

Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Exh B-5

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued; in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be.

Calculation of Interest:	Fixed Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

Floating Rate Notes. Interest rates on Floating Rate Notes will be determined as set forth therein and in the applicable Pricing Supplement. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a CMT Rate Note, a Treasury Rate Note, or a floating rate note for which the CMT Rate or the Treasury Rate is an applicable base rate, interest will be calculated on the basis of the actual number of days in the year.

Exh B-6

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Payments of Principal and Interest:	Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Book-Entry Note on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Book-Entry Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Book-Entry Note, the Trustee will cancel and destroy such Book-Entry Note in accordance with the Indenture, record an appropriate debit advice on the Master Global Note and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any

Exh B-7

Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Book-Entry Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Notes as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Purchase of Notes by the Purchasing Agent:	Unless otherwise agreed by the Agents and the Company, Notes offered from time to time by the Company will be purchased by the Purchasing Agent as principal for subsequent resale to the Agents and Selected Dealers party to the Master Selected Dealer Agreement in the form attached as Exhibit E to the Selling Agent Agreement.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Exh B-8

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by or on behalf of the Company, the Purchasing Agent will use its reasonable best efforts to send by email or facsimile a draft Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit D) to the Company reflecting the terms of such Note by 2:00 p.m. (New York City time) on the applicable Trade Day. The Company shall use its reasonable best efforts to deliver any comments to such Pricing Supplement by email or facsimile to the Purchasing Agent and the Trustee by 4:00 p.m. (New York City Time) on the applicable Trade Day. The Company will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or facsimile or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time on the Business Day immediately following the applicable Trade Day and no earlier than the earlier of (i) 5:00 p.m. (New York City time) on the applicable Trade Date or (ii) such time after which the Purchasing Agent shall have incorporated the comments of the Company, if any, to the Pricing Supplement, to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

if to Banc of America Securities LLC, to:

40 West 57th Street

NY1-040-27-01

New York, New York 10019

Attention: Lily Chang

Tel: (646) 313-8798

Facsimile: (646) 313-4803

Email: lchang@bofasecurities.com

Exh B-9

if to Incapital LLC, to:

One North LaSalle Street

Suite 3500

Chicago, IL 60602-4017

Attention: Brian Walker

Telephone: (312) 379-3700

Facsimile: (312) 379-3701

Email: brian.walker@incapital.com

and if to the Trustee, to:

Citibank, N.A.

388 Greenwich Street, 14th Floor,

New York, NY 10013

Telephone: (212) 816-5773

Facsimile: (212) 816-5527

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or facsimiled:

Cleary Gottlieb Steen & Hamilton LLP

Attention: Sandra L. Flow

Telephone: (212) 225-2494

Facsimile: (212) 225-3999

and to:

Banc of America Securities LLC

40 West 57th Street

NY1-040-27-01

New York, NY 10019

Attention: Lily Chang

Telephone: (646) 313-8798

Facsimile: (646) 313-4803

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will cause to be timely delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Exh B-10

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	The Agents will deliver a Prospectus and Pricing Supplement herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by the Company in payment for a Note and the entry by the Trustee of an SDFS deliver order through DTC’s Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchaser of such Note, shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on another specified date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Note sold by an Agent shall be as follows:

A.     After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company in writing or by facsimile transmission, email or other written means acceptable to the Company:

1. Principal amount of the purchase;

Exh B-11

2.      In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate basis (including, if LIBOR, the method for determining LIBOR), initial interest rate (if known at such time), Index Maturity, Interest Reset Period and Interest Reset Dates (if any), Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any);

3. Interest Payment Frequency;

4. Settlement Date;

5. Maturity Date;

6. Price to Public;

7. Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

8. Net proceeds to the Company;

9. Trade Date;

10. If a Note is redeemable by the Company or repayable at the request of the Noteholder, such of the following as are applicable:

11. (i) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

12. Whether the Note has a Survivor’s Option;

Exh B-12

13. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Book-Entry Note; and

14. Such other terms as are necessary to complete the applicable form of Note.

B.     The Company will advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by facsimile or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note will conform with the terms of the Indenture for such Note; and (iii) upon issuance of such Book-Entry Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C. The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1. The information received in accordance with Settlement Procedure “A”.

2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3. Identification as a Fixed Rate Note or a Floating Rate Note.

Exh B-13

4.      The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

5. The CUSIP number of the Book-Entry Note representing such Notes.

6. The frequency of interest.

7. Whether such Book-Entry Note represents any other Notes issued or to be issued (to the extent then known).

D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.     The Trustee will complete the Master Global Note as it relates to such Note by filing the applicable Pricing Supplement relating to such Note in the records maintained by it, which records, taken with the Master Global Note, shall evidence such Note.

F.      The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Master Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Master Global Note pursuant to the Certificate Agreement.

Exh B-14

G.     The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

H.     Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

I.       The Trustee will credit to an account specified by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “F”.

J.      Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

K.     On a day that is a Business Day, the Trustee will send, by facsimile or electronic transmission, to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Exh B-15

Settlement Procedures “A” through “K” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
	Procedure	Time
	A	2:00 p.m. on the Trade Day.
	B	12:00 p.m. on the Business Day following the Trade Day.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.
	F-H	2:00 p.m. on the Settlement Date.
	I-J	2:30 p.m. on the Settlement Date.
	K	Weekly or at the request of the Company.

The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “J”). Settlement Procedure “H” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Exh B-16

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “F”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Book-Entry Note, the Trustee will cancel the Book-Entry Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Exh B-17

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all of the Notes, to have been represented by a Book-Entry Note, the Trustee will follow the procedures described in Settlement Procedure “D” with respect to the Note

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agreement as they relate to prior solicitations or sales of Notes, the Company may instruct the Purchasing Agent to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent, the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agreement. Subject to the provisions of the Selling Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Purchasing Agent and the Trustee with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the SEC.

Exh B-18

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

Exh B-19

EXHIBIT C

TERMS AGREEMENT

                    , 20

Prudential Financial, Inc.

Two Gateway Center

100 Mulberry Street, 5th Floor

Newark, New Jersey 07102-5096

Attention: Debt Management Group

Subject in all respects to the terms and conditions of the Selling Agent Agreement dated April 29, 2005, among Prudential Financial, Inc. and Banc of America Securities LLC, Incapital LLC, A.G. Edwards & Sons, Inc, Bear, Stearns & Co. Inc., Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Muriel Siebert & Co., Samuel A. Ramirez & Co., Inc, Raymond James & Associates, Inc., RBC Dain Rauscher Inc., UBS Financial Services, Inc., and Wachovia Securities, LLC, the undersigned agrees to purchase the following aggregate principal amount of Prudential Financial InterNotes®:

$

The terms of such Notes shall be as follows:

CUSIP Number:

Price to Public:

Agent’s Concession:         %

Net Proceeds to Issuer: $

Maturity Date:

Settlement Date, Time and Place:

Interest Rate or Method of Determining:

Fixed Rate Note:

Interest Payment Frequency:

Regular Record Dates:

Floating Rate Note:

If LIBOR:

(i)	LIBOR Telerate ☐ or LIBOR Reuters ☐
(ii)	Designated LIBOR Page:
(iii)	Designated LIBOR Currency:

If CMT Rate:

(i)	Designated CMT Telerate Page:
(ii)	Designated CMT Maturity Index:

Exh C-1

Initial Interest Rates:

Spread, if any:

Spread Multiplier, if any:

Interest Reset Date(s):

Interest Payment Date(s):

Record Dates:

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation Agent:

Survivor’s Option:

Amortizing Notes: ☐ Yes ☐ No

Indexed Notes: ☐ Yes ☐ No

Optional Redemption/Repayment, if any:

Initial Redemption/Repayment Date[s]:

Redemption/Repayment Price: Initially         % of Principal Amount and declining by         % of the Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

Other terms and conditions agreed to by the Purchasing Agent and the Company, if any:

INCAPITAL LLC

By:
Title:

ACCEPTED
PRUDENTIAL FINANCIAL, INC.

By:
Title:

Exh C-2

EXHIBIT D

Form of Pricing Supplement

Pricing Supplement Dated:	Rule 424(b)(3)
(To Prospectus Supplement Dated April 29, 2005 and Prospectus Dated March 21, 2005)	File Nos. 333-104444 333-104444-01, 333-104444-02, 333-123240, 333-123240-01 and 333-123240-02

Pricing Supplement No.

U.S. $

PRUDENTIAL FINANCIAL

INTERNOTES®

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

________________________________________________________________________________

Trade Date:

Issue Date:

Joint Lead Managers:

Agents:

________________________________________________________________________________

CUSIP	AGGREGATE PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO ISSUER	AMORTIZING NOTE YES/NO	INTEREST RATE OR INTEREST RATE BASIS

SPREAD (if floating rate)	INDEX MATURITY (if floating rate)	INITIAL INTEREST RATE (if floating rate)	INTEREST RESET DATES (if floating rate)	MAXIMUM INTEREST RATE (if floating rate)	MINIMUM INTEREST RATE (if floating rate)	DAY COUNT BASIS (if floating rate)

INTEREST PAYMENT FREQUENCY	MATURITY DATE	1st INTEREST PAYMENT DATE	SURVIVOR’S OPTION	REDEMPTION OR REPAYMENT YES/NO	REDEMPTION/ REPAYMENT TERMS

Other Terms:

___________________________________________________________________________________________

___________________________________________________________________________________________

Exh D-1

EXHIBIT E

Master Selected Dealer Agreement

[Name]

[Address1]

[Address2]

Dear Selected Dealer:

In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”), pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Incapital LLC clearing through BNY Clearing Services, LLC (the “Account”) (acting for its own Account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering”. In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of written communication (“Written Communication”, which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to

Exh E-1

an Offering should be sent to Incapital LLC, One North LaSalle Street, Suite 3500, Chicago, IL 60602, (Facsimile: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of BNY Clearing Services, LLC clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Representations, Warranties and Agreements.

(a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information

Exh E-2

or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance”. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession”. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”) and who are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

(e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for

Exh E-3

membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD’s interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the NASD’s Conduct Rules and (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provisions of IM-2110-1 and Rules 2730, 2740 and 2750 of the NASD’s Conduct Rules and (b) with Rule 2420 thereof as that Rule applies to a non-NASD member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a Concession or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

(f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been

Exh E-4

qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

(h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

4. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

5. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

6. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you will request and have received from us sufficient copies of the final prospectus or offering

Exh E-5

circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

INCAPITAL LLC

By:

CONFIRMED: , 20

{Company}

By:

Name:
(Print name)

Title:

Exh E-6